Exhibit 10.2


  June 17, 1999



  Selective Insurance Company of America
  Selective Insurance Group, Inc.
  40 Wantage Avenue
  Branchville, NJ  07890-1000

  RE: Loan Facility

  Ladies and Gentlemen:

  State Street Bank and Trust Company (the "Bank") has made available to Selective Insurance Company of America, a corporation organized under the laws of New Jersey (the "Company") and Selective Insurance Group, Inc., a corporation organized under the laws of new Jersey (the "Parent")(collectively, the Company and the Parent are hereinafter referred to as the "Borrower") an aggregate $25,000,000 revolving line of credit (as increased, the "Line of Credit") as described in a letter agreement dated March 3, 1997 (as amended, the "Letter Agreement"). All obligations of the Borrower arising under the Line of Credit are evidenced by promissory note in the original principal amount of $25,000,000 dated March 3, 1997 made by the Borrower to the order of the Bank (as amended, the "Note").

  The Borrower has requested, and the Bank has agreed pursuant to the terms hereof, to increase the line of credit, to extend the Revolving Maturity Date as defined in the Letter Agreement, and to make such other changes to the Letter Agreement as set forth herein. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Bank hereby agree as follows:

Amendments of Letter Agreement

Paragraph 1 of the Letter Agreement is hereby amended by deleting the following therefrom: "June 30, 1999" and substituting the following therefore: "June 30, 2000". All references to "Revolving Maturity Date" in the Letter Agreement or any related document shall be deemed to refer to June 30, 2000.

The Letter Agreement is hereby amended by deleting the following wherever it may appear "$25,000,000" and substituting, in each instance, the following therefor:
       "$40,000,000".

  Selective Insurance Company of America
  Selective Insurance Group, Inc.
  June 17, 1999
  Page 2



Paragraph 4 of the Letter Agreement is hereby amended by deleting the following therefrom: "Adjusted Libor Rate plus 28 basis points" and substituting the following therefor: "Adjusted Libor Rate plus 40 basis points".

Amendments to Note

  The Note is hereby amended by deleting the following therefrom: "$25,000,000" and "Twenty Five Million Dollars
  ($25,000,000)" and substituting the following, respectively, therefor: "$40,000,000" and "Forty Million Dollars
  ($40,000,000)".

Miscellaneous

As amended hereby, all terms and conditions of the Letter
       Agreement and Note remain in full force and effect and are ratified and affirmed as of the date hereof and extended to give effect to the terms hereof.

The Borrower represents to the Bank that no default or Event of Default has occurred under the Letter Agreement or Note, and further that if the proceeds of any Revolving Loan are utilized to finance the purchase of the stock of the Parent, such use will be in compliance with Regulations U and X of the Board of Governors of the Federal Reserve System.

This letter agreement shall constitute an agreement executed under seal to be governed by the laws of The commonwealth of Massachusetts.

  Sincerely,

  STATE STREET BANK AND
  TRUST COMPANY

  By: /s/ Edward M. Anderson
      ----------------------
      Title: Vice President



  Selective Insurance Company of America
  Selective Insurance Group, Inc.
  June 17, 1999
  Page 3



  Acknowledged and accepted:

  SELECTIVE INSURANCE COMPANY OF AMERICA

  By: /s/ David B. Merclean
      ----------------------
      Title: SVP & CFO

  By: /s/ Robert P. Rank
      ----------------------
      Title: SVP & CIO

  SELECTIVE INSURANCE GROUP, INC.

  By: /s/ David B. Merclean
      ----------------------
      Title: SVP & CFO

  By: /s/ Robert P. Rank
      ----------------------
      Title: SVP & CIO